UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2017
________

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue 12th Floor (Address of principal executive offices)	10171 (Zip code)

Registrant’s telephone number, including area code: (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Genco Shipping & Trading Limited (the “Company”) announced today that it has entered into an agreement to sell the Genco Carrier, a 1998-built 47,180 dwt Handymax vessel, for net proceeds of $3.5 million. The sale of the vessel is subject to customary closing conditions in the agreement. The sale of the Genco Carrier is expected to take place following the expiration of the vessel’s current time charter between February 10, 2017 and March 15, 2017.

The Genco Carrier is the last of the ten vessels the Company had previously identified as candidates to be sold. The Company expects to realize total net proceeds of $29.2 million from the sale of the ten vessels. As of December 31, 2016, the Company had delivered five of these vessels to their new owners, realizing net proceeds of $13.6 million. One additional vessel was delivered to its new owner in January, for which the Company realized net proceeds of $3.1 million. The Company expects that the remaining four vessels will be delivered to their new owners by June 30, 2017 and anticipates that net proceeds from the sale of these four vessels will total $12.5 million. Following the closing of our $400 million credit facility, these vessels do not constitute collateral under any of the Company’s facilities, and the remaining proceeds are therefore not required to be applied towards the repayment of debt under such facilities upon sale.

The information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act except as otherwise stated in such filing.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward looking statements are based on management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this report are fulfillment of conditions to complete the sale of the vessels described above and other factors listed from time to time in our public filings with the Securities and Exchange Commission including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and its subsequent reports on Form 10-Q and Form 8-K. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: February 1, 2017

By	/s/ Apostolos Zafolias
Apostolos Zafolias
Chief Financial Officer